                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                        REPUBLIC ENGINEERED STEELS, INC.
                                       AT
                              $7.25 NET PER SHARE
                                       BY
                          RES ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                            RES HOLDING CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 26, 1998,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated July 30, 1998 (the 'Offer to Purchase'), and the related Letter of Transmittal relating to an offer by RES Acquisition Corporation, a Delaware corporation (the 'Purchaser'), and a wholly owned subsidiary of RES Holding Corporation, a Delaware corporation (the 'Parent'), to purchase all of the outstanding shares of Common Stock, $.01 par value per share (the 'Shares'), of Republic Engineered Steels, Inc., a Delaware corporation (the 'Company'), at a purchase price of $7.25 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the 'Offer'). Holders of Shares whose certificates for such Shares (the 'Share Certificates') are not immediately available or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Services, L.L.C., the Depositary, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

          1. The tender price is $7.25 per share, net to the seller in cash without interest thereon.

          2. The Offer is made for all of the outstanding Shares.

          3. The Board of Directors of the Company has approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of the Shares and recommends that holders of the Shares accept the Offer and tender their Shares to the Purchaser.

          4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of July 23, 1998 (the 'Merger Agreement') by and among the Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, that subsequent to the consummation of the Offer, the Purchaser will merge with and into the Company (the 'Merger'). At the effective time of the

             Merger (the 'Effective Time'), each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company and any Shares owned by the Parent, the Purchaser or any other subsidiary of the Parent, which shall be cancelled, and other than Shares, if any, held by stockholders who have properly exercised appraisal rights under Section 262 of the Delaware General Corporation Law) will, by virtue of the Merger and without any action on the part of the holders of the Shares be converted into the right to receive $7.25 in cash, payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share, less any required withholding taxes.

          5. The offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, August 26, 1998, unless the Offer is extended.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the time the Offer would otherwise expire such number of Shares which constitutes a majority of the voting power (determined on a fully-diluted basis) on the date of purchase of all the securities of the Company entitled to vote generally in the election of directors or in a merger (without giving effect to any voting rights of the Special Preferred Stock (as defined in the Offer to Purchase), (ii) there being validly tendered and not properly withdrawn by the Employee Common Stock Ownership Plan of the Company (the 'ESOP') prior to the time the Offer would otherwise expire a number of Shares such that, immediately following the purchase of Shares pursuant to the Offer, the ESOP would hold less than 25% of the Shares then outstanding (or such fewer number of Shares as is necessary to eliminate the voting rights of the Special Preferred Stock and cause such stock to be redeemable at the option of the Company), (iii) the expiration or the termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prior to the expiration of the Offer, (iv) the ratification by the members of the United Steelworkers of America (the 'USWA') of the Settlement Agreement (including the new Master Collective Bargaining Agreement attached as an exhibit thereto) (each as defined in the Offer to Purchase) submitted for their ratification by the USWA in connection with the Offer and (v) the receipt by RES Holding Corporation of the funds pursuant to the financing commitments entered into in connection with the Merger Agreement in order to purchase the Shares pursuant to the Offer and the Merger and to pay related fees and expenses.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc., the Dealer Managers for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                        REPUBLIC ENGINEERED STEELS, INC.
                                       BY
                          RES ACQUISITION CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated July 30, 1998 (the 'Offer to Purchase') and the related Letter of Transmittal pursuant to an offer by RES Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of RES Holding Corporation, a Delaware corporation, to purchase all outstanding shares of Common Stock, $.01 par value per share (the 'Shares'), of Republic Engineered Steels, Inc., a Delaware corporation at a purchase price of $7.25 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

          Number of Shares to be Tendered*
                 _________ Shares
                 Dated ___, 1998                                             SIGN HERE
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                                                                          Signature(s)

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                                                                       Please Print Name(s)

                                                                  ------------------------------
                                                                              Address

                                                                  ------------------------------
                                                                  Area Code and Telephone Number

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                                                                      Tax, Identification, or
                                                                      Social Security Number

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

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.